UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 3, 2008

Date of Report (Date of earliest event reported)
HLTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On June 3, 2008, SNTC Holding, Inc. (the “Seller”), which is a wholly owned subsidiary of HLTH Corporation, and General Dynamics Information Technology, Inc. (the “Purchaser”), which is a wholly owned subsidiary of General Dynamics Corporation (“GDC”), entered into a Stock Purchase Agreement providing for the sale of HLTH’s ViPS segment to the Purchaser. A copy of the press release announcing the entry into the Stock Purchase Agreement is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
     Under the Stock Purchase Agreement, the Purchaser is acquiring all of the outstanding capital stock of VIPS, Inc. for $225 million in cash, subject to customary adjustment based on the amount of ViPS’s working capital at the time the sale is completed. Completion of the transaction is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act.
     The Stock Purchase Agreement contains customary representations and warranties regarding ViPS and customary covenants that the parties made to each other, including, among others, covenants by the Seller related to the conduct of the ViPS business between the signing of the Stock Purchase Agreement and completion of the sale. A copy of the Stock Purchase Agreement will be filed as Exhibit 2.1 to this Current Report by an amendment to this Current Report.
* * *
     As previously disclosed, completion of the sale of ViPS would satisfy one of the conditions to completing the pending merger (the “Merger”) of HLTH with WebMD Health Corp. (“WHC”). In February 2008, HLTH and WHC announced the Merger and HLTH announced its intention to divest the ViPS and Porex segments. The financial information of HLTH’s ViPS and Porex segments were presented as discontinued operations in the consolidated financial statements of HLTH included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
Additional Information About the Proposed Merger and Where to Find It:
     In connection with the proposed Merger, HLTH and WHC expect to file, with the SEC, a proxy statement/prospectus as part of a registration statement regarding the proposed transaction. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about HLTH and WHC and the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed by HLTH and WHC with the SEC at www.sec.gov or www.hlth.com or www.wbmd.com. Investors and security holders are urged to read the proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the Merger.

Participants in the Merger
     HLTH, WHC, their directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of HLTH and WHC and their respective interests in the proposed transactions will be set forth or incorporated by reference in the proxy statement/prospectus that HLTH and WHC will file with the SEC in connection with the proposed transaction. Information about the directors and executive officers of HLTH is available in Item 10 of HLTH’s Annual Report on Form 10-K for the Year Ended December 31, 2007, included in an Amendment to that Form 1-K filed with the SEC on April 29, 2008. Information about the directors and executive officers of WHC is available in Item 10 of WHC’s Annual Report on Form 10-K for the Year Ended December 31, 2007, included in an Amendment to that Form 10-K filed with the SEC on April 29, 2008. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description
2.1*	Stock Purchase Agreement, dated as of June 3, 2008, between SNTC Holding, Inc. and General Dynamics Information Technology, Inc.
99.1	Press Release, dated June 3, 2008, regarding the sale of ViPS and related matters

*	To be filed by amendment. Exhibits and schedules to Exhibit 2.1 will be omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HLTH CORPORATION
Dated: June 3, 2008	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
2.1*	Stock Purchase Agreement, dated as of June 3, 2008, between SNTC Holding, Inc. and General Dynamics Information Technology, Inc.
99.1	Press Release, dated June 3, 2008, regarding the sale of ViPS and related matters

*	To be filed by amendment.